EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in this Form S-8 Registration Statement of Pacific Gold Corp. of our report dated March 23, 2005 for Pacific Gold Corp.

/s/ Malone & Bailey, PC

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

March 29, 2006